AMENDMENT #1
EMPLOYMENT AGREEMENT

This Amendment #1 to Employment Agreement (this “Amendment”) is dated as of January 12, 2010 (the “Effective Date”), between David Walters (“Walters”) and Pinnacle Energy Corp., a Nevada corporation (“PENC”).

WHEREAS, Walters and PENC are parties to that certain Employment Agreement dated as of June 30, 2009 (the “Original Agreement,” and as amended by this Amendment, the “Agreement”).

WHEREAS, PENC has not had sufficient cash resources to pay Walters in accordance with the terms of the Original Agreement.

WHEREAS, PENC desires to provide the option to settle the past due compensation payable to Walters through the issuance of PENC’s common stock.

NOW THEREFORE, in consideration of the premises and of the mutual conditions and agreements contained herein, the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Agreement.

2.           Payment of Compensation.  Walters may, at his option, elect from time to time (by written notice to PENC) to receive all or any portion of compensation payable to him under the Agreement in the form of shares of PENC’s common stock (“Shares”) as follows:   The number of Shares to be issued will equal (a) the outstanding compensation to be paid, divided by (b) 50% of the average of the closing prices for PENC common stock during the twenty (20) trading day period ending one trading day prior to the date the notice of election is sent by Walters to PENC.

3.           Investment Representations.  Walters represents and warrants to PENC that: he is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is financially able to bear the economic risks of acquiring Shares, and has no need for liquidity in this investment. He has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of PENC, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. He is acquiring the Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act or an exemption from such registration is available. He has (i) received all the information he has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, including the information PENC has filed publicly with the Securities and Exchange Commission (the “SEC”), (ii) had an opportunity to make such investigation as he has desired pertaining to PENC and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him and (iii) had the opportunity to ask questions of PENC concerning its business and operations.  He has received no public solicitation or advertisement with respect to the offer or sale of the Shares. He realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the SEC under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. He understands that any resale of the Shares by him must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for PENC at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). He acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

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“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.”

Walters understands that the Shares are being sold to him pursuant to the exemption from registration and that PENC is relying upon the representations made herein as one of the bases for claiming the exemption.

4.          Full Force and Effect; Conflicts; Governing Law.  The Original Agreement, as amended hereby, shall remain in full force and effect.  In the event of a conflict between the Original Agreement and this Amendment, this Amendment shall control to the extent of the conflict.  This Amendment shall be governed by the laws of the State of California, without references to conflict of law principles thereof.

[Remainder Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

David Walters	PINNACLE ENERGY CORP.
a Nevada corporation

By: David Walters
Title: Chief Executive Officer

Address: 30950 Rancho Viejo Rd #120
 San Juan Capistrano, CA  92675

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